Exhibit 4.4

AMCOR UK FINANCE PLC

OFFICER’S CERTIFICATE

November 17, 2025

This Officer’s Certificate is being delivered pursuant to Sections 102, 201, 301 and 303 of the Indenture (as defined below).

The undersigned Authorized Officer of Amcor UK Finance plc, a public limited company incorporated in England and Wales (the “Company”), hereby certifies pursuant to the Indenture, dated as of November 17, 2025 (the “Indenture”), among the Company, Amcor plc, a public limited company incorporated in Jersey, Channel Islands (the “Parent Guarantor”), Amcor Finance (USA), Inc., a Delaware corporation (the “First Delaware Guarantor”), Amcor Group Finance plc, a public limited company incorporated in England and Wales (the “First UK Guarantor”), Amcor International UK plc, a public limited company incorporated in England and Wales (the “Second UK Guarantor”), Amcor Flexibles North America, Inc., a Missouri corporation (the “Missouri Guarantor”), Berry Global Group, Inc., a Delaware corporation (the “Second Delaware Guarantor”), and Berry Global, Inc., a Delaware corporation (the “Third Delaware Guarantor” and, together with the Parent Guarantor, the First Delaware Guarantor, the First UK Guarantor, the Second UK Guarantor, the Missouri Guarantor, and the Second Delaware Guarantor, the “Original Guarantors”), and U.S. Bank Trust Company, National Association, as trustee and registrar (the “Trustee” or “Registrar”), that there is hereby established a single series of Securities (as that term is defined in the Indenture), the terms of which shall be as follows and as further set forth in the attached forms of Securities:

3.750% Guaranteed Senior Notes due 2033

1.            Title. The designation of one series of the Securities shall be 3.750% Guaranteed Senior Notes due 2033 (the “Securities”).

2.            Principal Amount. The initial aggregate principal amount of the Securities shall be €750,000,000. The Company may, without the consent of the Holders, increase such principal amount in the future on the same terms and conditions as the Securities. There is no limit on the aggregate principal amount of Securities that may be outstanding at any time.

3.            Issue Price and Issuance Date. The issue price of the Securities shall be 99.726% of the principal amount thereof. The issuance date of such Securities shall be November 17, 2025. Interest on the Securities will accrue from November 17, 2025.

4.            Persons Entitled to Interest. Subject to the provisions of Section 307 of the Indenture, interest will be payable to the Person in whose name a Security is registered at the close of business on the Regular Record Date (as defined below) for such interest.

5.            Payment of Principal. The principal amount of the Securities shall be payable in full on February 20, 2033, subject to and in accordance with the provisions of the Indenture and subject to Clauses 8 and 9 below.

6.            Interest Rates and Interest Payment Dates. The Securities shall bear interest at the rate of 3.750% per annum from the date hereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable annually on February 20 in each year (the “Interest Payment Date”), commencing with a short first coupon on February 20, 2026, until the principal amount of the Securities has been paid or duly provided for. The “Regular Record Date” for interest payable with respect to the Securities on an Interest Payment Date shall be the day that is (i) in the case of Securities represented by a Global Security, the clearing system business day (for this purpose, a day on which Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank SA/NV (“Euroclear”) settlement payments in euro) immediately preceding the relevant Interest Payment Date, and (ii) in all other cases, 15 calendar days prior to the relevant Interest Payment Date (whether or not such date is a Business Day), as the case may be. Any payment of principal, premium or interest required to be made on any date that is not a Business Day will be made on the next succeeding Business Day as if made on the date that payment was due and no interest will accrue on that payment for the period from and after the date that payment was due to the date of payment on the next succeeding Business Day. For purposes of the Securities, “Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in New York City, United States or London, United Kingdom are authorized or required by law to close and on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (the T2 system), or any successor or replacement thereto, is open.

7.            Place of Payment. Payment of the principal of (and premium, if any) and any such interest on the Securities will be made at the office or agency of the Company or Paying Agent maintained for that purpose in London; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register; and provided further, that notwithstanding the foregoing, a Holder of €10,000,000 or more in aggregate principal amount of the Securities may elect to receive payments of any interest on the Securities (other than at Maturity) by electronic funds transfer of immediately available funds to an account maintained by such holder if appropriate wire transfer instructions are received by the Paying Agent not less than 15 calendar days prior to the date for payment.

8.            Optional Redemption. Subject to and in accordance with the provisions of Article 11 of the Indenture, the Securities may be redeemed by the Company at its option, in whole or in part, at any time and from time to time, on any date prior to November 20, 2032 (three months prior to their maturity date) (the “Par Call Date”), at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Securities matured on the Par Call Date) on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable comparable government bond rate, plus 20 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Securities to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Company may redeem the Securities, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to the redemption date.

“comparable government bond” means, in relation to any comparable government bond rate calculation, at the discretion of an independent investment bank selected by the Company, a German federal government bond whose maturity is closest to the maturity of the Securities to be redeemed (assuming that such Securities to be redeemed matured on the applicable Par Call Date), or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German federal government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German federal government bonds selected by the Company, determine to be appropriate for determining the comparable government bond rate.

“comparable government bond rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third Business Day prior to the date fixed for redemption, of the comparable government bond (as defined above) on the basis of the middle market price of the comparable government bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by the Company.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any foregoing redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed, which, in the case of Global Securities, will be the common depositary. Any redemption or notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an equity offering, other offering, issuance of indebtedness or other transaction or event.

In the case of a partial redemption, selection of the Securities for redemption will be made (i) in the case of Global Securities, pursuant to the applicable procedures of Euroclear or Clearstream, as applicable; and (ii) in the case of certificated Securities, pro rata, by lot or by such other method as the Trustee consultation with the Company deems appropriate and fair. No Securities of a principal amount of €100,000 or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption that relates to the Security will state the portion of the principal amount of the Security to be redeemed. Except in the case of Global Securities, a new Security in a principal amount equal to the unredeemed portion of the Security will be issued in the name of the Holder of the Security upon surrender for cancellation of the original Security. In the case of Global Securities, Euroclear or Clearstream, as applicable, will determine the allocation of the redemption price among beneficial owners in such Global Securities in accordance with their applicable policies and procedures. Neither the Trustee nor the Registrar nor the Paying Agent will be liable for any selections made in accordance with this paragraph.

The Company may also, at any time, purchase the Securities in the open market, pursuant to a tender offer or otherwise and at any price. In the event that the Company has redeemed or purchased and cancelled the Securities equal to or greater than 75% of the aggregate principal amount of the Securities initially issued, the Company may redeem, in whole, but not in part, the remaining Securities on not less than 30 nor more than 60 days prior notice, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, together with accrued and unpaid interest on those notes to, but excluding, the date fixed for redemption.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Securities or portions thereof called for redemption.

9.            Redemption for Changes in Withholding Taxes. If, as the result of (a) any change in or any amendment to the laws, regulations or published tax rulings of any Relevant Jurisdiction (as defined in the Indenture), or of any political subdivision or taxing authority thereof or therein, affecting taxation, or (b) any change in the official administration, application, or interpretation by a relevant court or tribunal, government or government authority of any Relevant Jurisdiction of such laws, regulations or published tax rulings either generally or in relation to the Securities or the Guarantees, which change or amendment is proposed and becomes effective on or after the later of (x) the original issue date of the Securities or the Guarantees or (y) the date on which a jurisdiction becomes a Relevant Jurisdiction (whether by consolidation, merger or transfer of assets of the Company or any Original Guarantor, change in place of payment on the Securities or any Guarantee or otherwise) or which change in official administration, application or interpretation shall not have been available to the public prior to such later date, the Company or the applicable Original Guarantors would be required to pay any Additional Amounts (as defined in the Indenture) pursuant to the Indenture or the terms of any Guarantee in respect of interest on the next succeeding interest payment date (assuming, in the case of the Original Guarantors, a payment in respect of such interest was required to be made by the applicable Original Guarantor under the Guarantee thereof on such interest payment date and the applicable Original Guarantor would be unable, for reasons outside their control, to procure payment by the Company), and the obligation to pay Additional Amounts cannot be avoided by the use of commercially reasonable measures available to the Company or the applicable Original Guarantor, the Company may, at its option, redeem all (but not less than all) of the corresponding Securities, upon not less than 30 nor more than 60 days’ written notice as provided in the Indenture (i) in the case of Securities represented by a Global Security, to and through Euroclear or Clearstream for communication by them to the holders of interests in the Securities to be so redeemed, or (ii) in the case of definitive Securities, to each holder of record of the Securities to be redeemed at its registered address, at a redemption price equal to 100% of the principal amount thereof plus accrued interest, if any, to, but not including, the date fixed for redemption; provided, however, that:

a.	no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Company or the applicable Original Guarantor would be obligated to pay such Additional Amounts were a payment in respect of the Securities or the applicable Guarantee thereof then due; and

b.	at the time any such redemption notice is given, such obligation to pay such Additional Amounts must remain in effect.

Prior to any such redemption, the Company, the applicable Original Guarantor or any Person (as defined in the Indenture) with whom the Company or the applicable Original Guarantor has consolidated or merged, or to whom the Company or the applicable Original Guarantor has conveyed or transferred or leased all or substantially all of its properties and assets (the successor Person in any such transaction, a “Successor Person”), as the case may be, shall provide the Trustee with an opinion of counsel to the effect that the conditions precedent to such redemption have occurred and a certificate signed by an authorized officer stating that the obligation to pay Additional Amounts cannot be avoided by taking measures that the Company, the applicable Original Guarantor or the Successor Person, as the case may be, believes are commercially reasonable.

10.          Purchase Upon Change of Control. Upon the occurrence of a Change of Control Triggering Event and upon the terms and conditions set forth in Section 1009 of the Indenture, unless the Company has exercised its right to redeem the Securities in accordance with their terms, each Holder of Securities will have the right to require the Company to purchase all or a portion of such Holder’s Securities pursuant to the Change of Control Offer, all as provided in the Indenture, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of Holders of the Securities to receive interest due on the relevant Interest Payment Date.

11.          Form of Securities. The Global Security shall be in substantially the form attached hereto as Annex A.

12.          Guarantees. The Securities will be entitled to the benefits of the Guarantees afforded by Article 13 of the Indenture and, as of the time of issuance of the Securities, will be guaranteed by the Original Guarantors.

13.          Sinking Fund. The Company shall not be obligated to redeem or purchase the Securities pursuant to any sinking fund or analogous provisions.

14.          Denominations of Securities. The Securities will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

15.          Issuance in Euro. All payments of interest, premium, if any, and principal, including payments made upon any redemption or repurchase of the Securities, will be made in euro; provided that if the euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Securities will be made in U.S. dollars until the euro is again available to the Company or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second Business Day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in the Company’s sole discretion on the basis of the most recently available market exchange rate for the euro. Any payment in respect of the Securities so made in U.S. dollars will not constitute an Event of Default (as defined in the Indenture). Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

16.          Defeasance. The Securities shall be defeasible as provided in Section 1202 and Section 1203 of the Indenture.

17.          Events of Default. The only change in the Events of Default which applies to the Securities of the series and the only change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 502 of the Indenture shall be that an Event of Default pursuant to Section 501(3) of the Indenture shall mean a default in the performance or breach of any other covenant, obligation or agreement of the Company or any Guarantor in the Indenture (aside from the defaults specified in Section 501(1) and Section 501(2) of the Indenture) with respect to the Securities or applicable Guarantee and the continuance of such default or breach for a period of 90 days, after written notice specifying such default or breach has been given by the Trustee or the holders of at least 25% in aggregate principal amount of the Securities outstanding.

18.          Global Securities. The Securities may be issuable in whole or in part in the form of one or more Global Securities. The initial common depositary for such Global Securities shall be U.S. Bank Europe DAC, through its nominee, USB Nominees (UK) Limited.

19.          Listing. The Company intends to apply to list the Securities on the New York Stock Exchange (the “NYSE”). The listing application will be subject to approval by the NYSE. The Company expects trading in the Securities to begin within 30 days after the date first written above.

20.          Further Issuance. The Company may from time to time without the consent of Holders, create and issue further Securities in the same series on the same terms and conditions as the Securities (except for the issue date and, under certain circumstance, the first interest payment date), which additional securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Securities.

21.          CUSIP and ISIN. The Global Security will be issued with CUSIP number 0234EVAD3, ISIN number XS3229091015 and Common Code number 322909101.

22.          Section 102 Certification. The undersigned Authorized Officer of the Company hereby further certifies that (i) I have read the conditions of Sections 102, 201, 301 and 303 of the Indenture and the definitions relating thereto, (ii) I have examined the Indenture, the specimen form of the Securities attached hereto as Annex A, the resolutions relating thereto adopted by the Board of Directors of the Company and such other documents deemed necessary or appropriate in order to give this certification, (iii) in my opinion, I have made such examination or investigation as is necessary to enable me to express an informed opinion as to whether or not the conditions of Sections 102, 201, 301 and 303 of the Indenture relating to the issuance of the Securities have been complied with and (iv) in my opinion, the conditions of Sections 102, 201, 301 and 303 of the Indenture relating to the issuance of the Securities have been complied with.

23.          Definitions. Unless the context shall otherwise require, or unless otherwise defined herein, capitalized terms used herein shall have the meanings specified in the Indenture.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

AMCOR UK FINANCE PLC

By:	/s/ Michael J. Rumley
Name:	Michael J. Rumley
Title:	Director

[Signature page of Officer’s Certificate pursuant to Section 301 of the Indenture]

Annex A

Form of Global Security

Global Security

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS GLOBAL SECURITY MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS GLOBAL SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN THE INDENTURE.

AMCOR UK FINANCE PLC

3.750% GUARANTEED SENIOR NOTE DUE 2033

CUSIP 0234EVAD3	No. 1

ISIN XS3229091015	€750,000,000

AMCOR UK FINANCE PLC, a public limited company incorporated in England and Wales (the “Issuer,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to USB Nominees (UK) Limited, or its registered assigns, on February 20, 2033 (the “Stated Maturity”) the Initial Principal Amount specified on Schedule A hereto (such Initial Principal Amount, as it may from time to time be adjusted by endorsement on Schedule A hereto, is hereinafter referred to as the “Principal Amount”), or such other principal amount (which, when taken together with the principal amounts of all other Outstanding Securities, shall initially equal €750,000,000 in the aggregate) as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture and to pay interest thereon from November 17, 2025 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, annually on February 20 in each year, commencing with a short first coupon on February 20, 2026, at the rate of 3.750% per annum (computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid), until the Principal Amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the day that is (i) in the case of Securities represented by this Security, the clearing system business day (for this purpose, a day on which Clearstream Bank, société anonyme (“Clearstream”) and Euroclear Banking SA/NV (“Euroclear”) settle payments in euro) immediately preceding the relevant Interest Payment Date, and (ii) in all other cases, 15 calendar days prior to each such Interest Payment Date (whether or not a Business Day). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

For purposes of the Securities, “Business Day” means any day that is not a Saturday or Sunday or other day on which banking institutions in New York City, United States or London, United Kingdom are authorized or required by law to close and on which the Trans- European Automated Real-Time Gross Settlement Express Transfer system (the T2 system), or any successor or replacement thereto, is open.

All payments of interest, premium, if any, and principal, including payments made upon any redemption or repurchase of the Securities, will be made in euro; provided that if the euro is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond the Issuer’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Securities will be made in U.S. dollars until the euro is again available to the Issuer or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second Business Day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in the Issuers sole discretion on the basis of the most recently available market exchange rate for the euro. Any payment in respect of the Securities so made in U.S. dollars will not constitute an Event of Default (as defined in the Indenture). Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Issuer or Paying Agent maintained for that purpose in London, United Kingdom, in euros; provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided, further, that notwithstanding the foregoing, payments of any interest on the Securities (other than at Maturity) may be made, in the case of a Holder of at least €10,000,000 Principal Amount of Securities, by electronic funds transfer of immediately available funds to a euro account maintained by the payee with a bank, provided that such registered Holder shall have provided the Trustee written wire instructions at least fifteen (15) calendar days prior to the applicable Interest Payment Date. Unless such designation is revoked by written notice to the Issuer or a Paying Agent, any such designation made by such Holder with respect to such Securities will remain in effect with respect to any future payments with respect to such Securities payable to such Holder. The Issuer will pay any administrative costs imposed by banks in connection with making payments by electronic funds transfer.

In certain circumstances, Additional Amounts will be payable in respect of this Security in accordance with terms of the Indenture. Whenever in this Security there is mentioned, in any context, any payments on this Security such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable and express mention of the payment of Additional Amounts in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Security shall be entitled to the benefits under the Indenture and be valid or obligatory for any purpose, unless the Securities have not been signed by the Issuer or the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by electronic or manual signature.

[Remainder of page left intentionally blank.]

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated: November 17, 2025

The foregoing agreement is hereby	)
confirmed and accepted as of the	)
date first above written:	)
)
AMCOR UK FINANCE PLC	)
)
)
)
)
By:	)
Name: Michael J. Rumley	)
Title: Director

[Signature Page to Global Security]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

Dated: November 17, 2025

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
     as Trustee

By
Authorized Signatory

[Signature Page to Global Security]

REVERSE OF SECURITY

This Security is one of a duly authorized issue of securities of the Issuer (the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of November 17, 2025 (the “Indenture”), among the Issuer, the Guarantors party thereto and U.S. Bank Trust Company, National Association, as Trustee, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

This Security is one of the series designated on the face hereof; provided, however, that the Issuer may from time to time or at any time, without the consent of the Holders of the Securities, create and issue additional Securities with terms and conditions identical to those of the Securities (except for the issue date, the issue price and the first interest payment date), which additional Securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Securities; provided that if such additional Securities are not fungible with the Securities for U.S. federal income tax purposes, such additional Securities will have a different CUSIP number from the Securities.

This Security is an unsecured obligation of the Issuer and ranks in right of payment on parity with all other unsecured and unsubordinated indebtedness of the Issuer (and without any preference among themselves) and the Guarantees are unsecured obligations of the Guarantors and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Guarantors, except, in each case, for indebtedness mandatorily preferred by law.

Prior to November 20, 2032 (three months prior to their maturity date) (the “Par Call Date”), the Issuer may redeem the Securities at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Securities matured on the Par Call Date) on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable comparable government bond rate, plus 20 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Securities to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Issuer may redeem the Securities, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to the redemption date.

“comparable government bond” means, in relation to any comparable government bond rate calculation, at the discretion of an independent investment bank selected by the Issuer, a German federal government bond whose maturity is closest to the maturity of the Securities to be redeemed (assuming that such Securities to be redeemed matured on the applicable Par Call Date), or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German federal government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German federal government bonds selected by the Issuer, determine to be appropriate for determining the comparable government bond rate.

“comparable government bond rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third Business Day prior to the date fixed for redemption, of the comparable government bond (as defined above) on the basis of the middle market price of the comparable government bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by the Issuer.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any foregoing redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed which, in the case of Global Securities, will be the common depositary. Any redemption or notice of any redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an equity offering, other offering, issuance of indebtedness or other transaction or event.

In the case of a partial redemption, selection of the Securities for redemption will be made (i) in the case of Global Securities, pursuant to the applicable procedures of Euroclear or Clearstream, as applicable; and (ii) in the case of certificated Securities, pro rata, by lot or by such other method as the Trustee in consultation with the Issuer deems appropriate and fair. No Securities of a principal amount of €100,000 or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption that relates to the Security will state the portion of the principal amount of the Security to be redeemed. Except in the case of Global Securities, a new Security in a principal amount equal to the unredeemed portion of the Security will be issued in the name of the Holder of the Security upon surrender for cancellation of the original Security. In the case of Global Securities, Euroclear or Clearstream, as applicable, will determine the allocation the redemption price among beneficial owners in such Global Securities in accordance with their applicable policies and procedures. Neither the Trustee nor the Registrar nor the Paying Agent will be liable for any selections made in accordance with this paragraph.

The Issuer may also, at any time, purchase the Securities in the open market, pursuant to a tender offer or otherwise and at any price. In the event that the Issuer has redeemed or purchased and cancelled the Securities equal to or greater than 75% of the aggregate principal amount of the Securities initially issued, the Issuer may redeem, in whole, but not in part, the remaining Securities on not less than 30 nor more than 60 days prior notice, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, together with accrued and unpaid interest on those notes to, but excluding, the date fixed for redemption.

Unless the Issuer defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Securities or portions thereof called for redemption.

On or after November 20, 2032, the Securities are subject to redemption at the option of the Issuer on any date (a “Par Call Date”), in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the Securities being redeemed, plus accrued and unpaid interest to such redemption date, all as provided in the Indenture. Notwithstanding the foregoing, installments of interest on Securities that are due and payable on Interest Payment Dates falling on or prior to a Par Call Date will be payable on the Interest Payment Date in accordance with their terms and in accordance with the provisions of the Indenture.

In addition to its ability to redeem this Security pursuant to the foregoing, this Security may be redeemed by the Issuer on the terms set forth, and as more fully described, in Section 1108 of the Indenture, in certain circumstances where the Issuer would be required to pay Additional Amounts due to certain changes in the tax treatment of this Security or the Guarantees.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

Upon the occurrence of any Change of Control Triggering Event and upon the terms and conditions set forth in Section 1009 of the Indenture, each Holder has the right to require the Issuer to purchase all or a portion of the Securities of such Holder properly tendered at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest (if any) to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The Indenture contains provisions for defeasance at any time of the entire indebtedness of the series of which this Security is a part or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

In any case where the due date for the payment of the Principal Amount of, or any premium or interest with respect to any Security or the date fixed for redemption of any Security shall not be a Business Day at a Place of Payment, then payment of the Principal Amount, premium, if any, or interest, including any Additional Amounts payable in respect thereto need not be made on such date at such Place of Payment but may be made on the next succeeding Business Day at such Place of Payment, with the same force and effect as if made on the date for such payment or the date fixed for redemption, and no interest shall accrue for the period after such date.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantors and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer, the Guarantors, and the Trustee with the consent of the Holders of a majority in Principal Amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in Principal Amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer, the Guarantors, or any of them, with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

The Guarantors that are a party to the Indenture as at, or subsequent to, the date of authentication of this Security (including any New Guarantors in accordance with Section 1010 of the Indenture and subject to release of any Subsidiary Guarantor(s) in accordance with Section 1302 of the Indenture), have fully, unconditionally and irrevocably guaranteed, on a joint and several basis, pursuant to the terms of the Guarantees contained in Article Thirteen of the Indenture, the due and punctual payment of the principal of and any premium and interest on this Security, any Additional Amounts payable in respect thereof and any other amounts payable by the Issuer under the Indenture, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of this Security and the Indenture. The obligations of the Guarantors to the Holder of this Security and to the Trustee pursuant to the Guarantees and the Indenture are expressly set forth in Article Thirteen of the Indenture and reference is made to such Article and Indenture for the precise terms of the Guarantees.

Within 30 days of any Subsidiary of the Parent Guarantor becoming a Relevant Guarantor, the Parent Guarantor shall cause such Relevant Guarantor to also become a Guarantor (each, a “New Guarantor”) of all amounts due and owing on the Outstanding Securities by having such New Guarantor, the Issuer and the Trustee deliver a New Guarantor Supplemental Indenture within such 30 day period, provided that such New Guarantor’s Guarantee may contain any limitation required under the laws of the jurisdiction in which it is incorporated or organized, or which are substantially similar to the limitations contained in such other new guarantees given by the New Guarantor in relation to the Specified Indebtedness giving rise to its status as a Relevant Guarantor.

Upon execution and delivery by the New Guarantor of its New Guarantor Supplemental Indenture and any other documents provided for in Section 1010, the New Guarantor shall be a Guarantor for the purposes of this Indenture and for purposes of all amounts due and owing on the Outstanding Securities. In connection therewith, (i) the rights and obligations of such New Guarantor and the restrictions imposed upon it under this Indenture shall be the same in all respects as if the New Guarantor had been an Original Guarantor and (ii) the rights and obligations and restrictions imposed upon the other Guarantors shall be the same in all respects as if the New Guarantor had been an Original Guarantor.

In accordance with Section 1302 of the Indenture, any or all of the Subsidiary Guarantors may be released at any time from their respective Guarantees and other obligations under the Indenture and the Securities without the consent of any Holder. Such release will occur upon or concurrently with the Subsidiary Guarantor no longer being a Relevant Guarantor and upon the delivery of an Officer’s Certificate of Release to the Trustee certifying that the Subsidiary Guarantor is no longer a Relevant Guarantor, provided that, at the time of such release, no default or Event of Default has occurred and is continuing.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to it, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal amount hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer or the Guarantors, which is absolute and unconditional, to pay the principal amount of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuer in any place where the principal amount of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in fully registered form, without coupons, and in minimum denominations of €100,000 and any integral multiple of €1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer, the Guarantors or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and none of the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security and the Guarantees shall be governed by and construed in accordance with the law of the State of New York, but without regard to the principles of conflicts of laws thereof that would require the application of the laws of a jurisdiction other than the State of New York; provided, however, that all matters governing the authorization and execution of the Securities by the Issuer shall be governed by and construed in accordance with the laws of England and Wales and the authorization and execution of any notation of the Guarantees by the Guarantors pursuant to Article Thirteen of the Indenture or any Guarantees endorsed by such Guarantors on this Security, if any, shall be governed by and construed in accordance with the laws of the respective places of incorporation of each such Guarantor.

All terms used in this Security are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Schedule A

By purchasing this Security, the Holder hereby agrees to the terms set forth in the Indenture.

SCHEDULE OF ADJUSTMENTS

Initial Principal Amount: €750,000,000

Date adjustment made	Principal amount increase	Principal amount decrease	Principal amount following adjustment	Notation made on behalf of the Registrar